Exhibit 10.5

Annual Compensation of Non-Employee Directors

Name/Position	2014 Retainer	2013 Retainer	2012 Retainer
Martin S. Friedman, Non-Employee Director	$36,000	$36,000	$36,000
Thomas M. Kody, Non-Employee Director	$36,000	$36,000	$36,000
John W. Edgemond IV, Non-Employee Director	$36,000	$36,000	$36,000
J. Randolph Babbitt, Non-Employee Director	$36,000	$36,000	$12,000
James L. Jadlos, Chairman and Non-Employee Director	$48,000	$48,000	$48,000
Michael G. Anzilotti, Non-Employee Director	$33,000	$-	$-

The Non-Employee Directors will be paid the 2014 retainer in quarterly installments in the month following the end of each fiscal quarter.